UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2022

NAVITAS SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39755	85-2560226
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2101 E. El Segundo Blvd. , Suite 205,	El Segundo	CA	90245
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (844) 654-2642

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

    ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NVTS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On August 15, 2022, Navitas Semiconductor Corporation (“Navitas”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Navitas, Gemini Acquisition LLC, a Delaware limited liability company and a wholly owned direct subsidiary of Navitas (“Merger Sub”), GeneSiC Semiconductor Inc., a Delaware corporation (“GeneSiC”), and the stockholders of GeneSiC, including Ranbir Singh and The Ranbir Singh Irrevocable Trust dated February 4, 2022 (collectively, “Sellers”). Pursuant to the Merger Agreement and immediately after its execution and delivery, GeneSiC merged with and into Merger Sub (the “Merger”), with Merger Sub as the surviving entity and continuing to operate the GeneSiC business after the Merger as a wholly owned subsidiary of Navitas.

Total consideration for all of Sellers’ equity interests in GeneSiC acquired by Navitas in the Merger consisted of approximately $100,000,000 in cash (subject to customary purchase price adjustments) and 24,883,161 shares of Navitas common stock. The Merger Agreement also includes possible earn-out payments of up to $25,000,000 conditioned on the achievement of substantial revenue targets for the GeneSiC business over the four fiscal quarters ending September 30, 2023.

All of the shares of Navitas common stock issued in the Merger are subject to restrictions on transfer for six months following the closing date. In addition, 50% of the shares issued in the Merger are subject to further restrictions on transfer until October 19, 2023, which latter restrictions are subject to release (but not before six months following the closing date) if the closing price of Navitas common stock equals or exceeds $20 per share on any 20 trading days (whether or not consecutive) in any period of 30 consecutive trading days.

The Merger Agreement contains customary representations and warranties by Navitas and Sellers. Sellers have also agreed not to compete with the GeneSiC business or to solicit or hire any GeneSiC employees (subject to customary exceptions), or to solicit any of the GeneSiC business’ customers or suppliers, in each case for a period of five years after the closing date.

Pursuant to the Merger Agreement, Navitas purchased a buyer-side representations and warranties insurance policy as additional recourse for certain losses arising out of a breach of Sellers’ representations and warranties contained in the Merger Agreement. The policy is subject to certain policy limits, exclusions, deductibles and other terms and conditions. Sellers’ obligation to indemnify Navitas for breaches of the non-fundamental representations and warranties contained in the Merger Agreement is generally limited to one-half of the retention under the representations and warranties insurance policy.

The above description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this report and incorporated herein by reference.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about GeneSiC, Sellers or Navitas. The Merger Agreement contains representations, warranties, covenants and agreements of Sellers and Navitas, made solely for the benefit of the other. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the date thereof, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Registration Rights Agreement

In connection with the consummation of the Merger Agreement, on August 15, 2022 Navitas entered into a registration rights agreement (the “Registration Rights Agreement”) with the Sellers, pursuant to which the Sellers have certain registration rights that will require Navitas to file registration statements with the Securities and Exchange Commission to register resales by the Sellers of shares issued to them in the Merger. Under the Registration Rights Agreement, Navitas agreed, among other things, to pay all fees and expenses incident to its performance of or compliance with the Registration Rights Agreement, and to indemnify the selling holders under such registration statements from certain liabilities relating thereto.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the terms and conditions of the Registration Rights Agreement, to be included in forthcoming filings with the Securities and Exchange Commission.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 15, 2022, Navitas Semiconductor Corporation consummated the acquisition of GeneSiC Semiconductor Inc. The information regarding the acquisition set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.01.

Item 2.02. Results of Operations and Financial Condition.

On August 15, 2022, Navitas Semiconductor Corporation issued a press release announcing its unaudited consolidated financial results for the quarterly period ended June 30, 2022. The press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Information in this Item 2.02 and Exhibit 99.1 is furnished and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and none of such information is incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 3.02. Unregistered Sales of Equity Securities.

On August 15, 2022, Navitas Semiconductor Corporation issued 24,883,161 shares of its common stock in partial consideration for the acquisition of GeneSiC Semiconductor Inc. The information regarding the acquisition set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02. The shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, or Rule 506 thereunder.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2022, in connection with its acquisition of GeneSiC Semiconductor Inc. (“GeneSiC”), described in Item 1.01 of this Form 8-K, Navitas Semiconductor Corporation (“Navitas”) appointed Dr. Ranbir Singh as Executive Vice President for the GeneSiC business, reporting to President and CEO Gene Sheridan. Dr. Singh, 52, was previously President and CEO of GeneSiC, which he founded in 2004. Prior to that he conducted research on silicon carbide (SiC) power devices, first at Cree Inc. and then at the National Institutes of Standards and Testing (NIST). Dr. Singh has published on a wide range of SiC and power technology subjects, including PiN, JBS and Schottky diodes, MOSFETs, IGBTs, Thyristors and field-controlled thyristors. He received Ph.D. and M.S. degrees in Electrical and Computer Engineering from North Carolina State University and a B. Tech. degree from the Indian Institute of Technology, Delhi.

In connection his employment by Navitas, Dr. Singh and Navitas entered into an employment agreement dated August 15, 2022. Under the agreement, Dr. Singh’s initial annual base salary is $350,000, with an opportunity to earn an annual incentive bonus of 50% of his base salary if target financial and other performance goals are achieved, and up to a maximum of 70% of his base salary if the goals are exceeded, in accordance with Navitas’ annual bonus plan. In connection with his recruitment, on August 15, 2022, Dr. Singh received an award, under the Navitas Semiconductor Corporation 2021 Equity Incentive Plan (“2021 Plan”) of long-term incentive performance (“LTIP”) stock options to purchase up to 3,250,000 shares of Navitas common stock. The LTIP award is structured on substantially identical terms to 2021 LTIP option grants to Navitas’ Chief Executive Officer and Chief Operating Officer / Chief Technology Officer. The options have an exercise price of $10.00 per share (the higher of $10.00 or the fair market value of Navitas common stock on the grant date). The award is divided into 10 tranches of 325,000 options, with each tranche having a corresponding share price target, revenue target and, for tranches 4-10, a target for adjusted EBITDA (earnings before interest, taxes, depreciation and amortization). The share price and performance targets are designed to provide financial rewards conditioned upon Navitas’ achievement of financial performance milestones which, if realized, would be expected to result in substantial increases in shareholder value over the long-term performance period of these awards. For more information on Navitas’ LTIP option awards, see the description in Item 11 of our annual report on Form 10-K/A for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission on May 2, 2022, which description is incorporated into this Item 5.02 by reference.

Under Dr. Singh’s employment agreement, if Dr. Singh’s employment is involuntarily terminated by Navitas without cause or by Dr. Singh for “good reason”, as those terms are defined in his employment agreement, then Dr. Singh would be eligible for severance benefits equal to 12 months’ base salary and 12 months’ continued health benefits. If such a termination of employment occurs within 12 months of a change in control of Navitas, then Dr. Singh would be eligible for severance benefits equal to 24 months’ base salary and 24 months’ continued health benefits, and full vesting of equity incentive awards outstanding on the date of termination (with performance-based awards vesting at target achievement). Under Dr. Singh’s employment agreement, if Navitas provides severance benefits which are more favorable to any other C-level executive, such improved benefits will be extended to Dr. Singh.

The foregoing description of Dr. Singh’s employment agreement and elements of his compensation is qualified in its entirety by reference to the terms and conditions of the 2021 Plan and Dr. Singh’s employment agreement, included in past or forthcoming filings with the Securities and Exchange Commission.

Item 7.01. Regulation FD Disclosure.

On August 15, 2022, Navitas issued a press release announcing its acquisition of GeneSiC Semiconductor Inc. The press release is furnished as Exhibit 99.2 to this report and incorporated in this Item 7.01 by reference.

Information in this Item 7.01 and Exhibit 99.2 is furnished and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and none of such information is incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K, in connection with Navitas’ acquisition of GeneSiC Semiconductor Inc., are not included in this report. Navitas intends to file these financial statements by an amendment to this report within the timeframe permitted by Item 9.01(a).

(d) Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of August 15, 2022, among Navitas Semiconductor Corporation, Gemini Acquisition LLC, GeneSiC Semiconductor Inc., Ranbir Singh, the Ranbir Singh Irrevocable Trust dated February 4, 2022, and Ranbir Singh in his capacity as representative of the other Stockholder

99.1	Press release dated August 15, 2022, announcing Navitas’ unaudited financial results for the second quarter ended June 30, 2022
99.2	Press release dated August 15, 2022, announcing Navitas’ acquisition of GeneSiC Semiconductor Inc.
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVITAS SEMICONDUCTOR CORPORATION
Dated: August 15, 2022
	By:	/s/ Gene Sheridan
Gene Sheridan
President and Chief Executive Officer